November 7, 2011

Re: 2011 District-Wide Independent Director Election Results

Dear Indiana Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2011 district-wide election of independent directors. The independent directors' terms will begin on January 1, 2012, and expire as noted below.

Independent Director District-Wide Election - Two Directors

Number of Indiana members eligible to vote	195
Number of Michigan members eligible to vote	215
Total members eligible to vote	410
Number of Indiana members casting votes	61
Number of Michigan members casting votes	90
Total members casting votes	151
Total eligible votes for each directorship	3,680,844

Independent Director Candidates	Term Ends	Votes Received

Robert D. Long* Retired CPA/KPMG, LLP Audit Partner	Indianapolis, IN	December 31, 2015	1,813,150

Christine Coady Narayanan* President and CEO, Opportunity Resource Fund	Lansing and Detroit, MI	December 31, 2015	1,785,205

*Elected

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Bank and all of the shareholders it serves.

Sincerely,

Kania D. Warbington
Corporate Secretary